                                                                   Exhibit 10.10


________________________________________________________________________________




                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                      ANSWERTHINK CONSULTING GROUP, INC.

                                      AND

                              THE SHAREHOLDERS OF
                             DELPHI PARTNERS, INC.


                        RELATING TO THE ACQUISITION OF
                             DELPHI PARTNERS, INC.









                         DATED AS OF NOVEMBER 12, 1997



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I PURCHASE OF STOCK.................................................. 1

     1.1 Purchase and Sale................................................... 1
     1.2 Purchase Price...................................................... 1
     1.3 Release of the Corporation.......................................... 3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE
     CORPORATION AND THE SELLERS............................................. 4

     2.1 Corporate Organization, Etc......................................... 4
     2.2 Subsidiaries........................................................ 4
     2.3 Stock Record Books.................................................. 4
     2.4 Corporate Minute Books.............................................. 5
     2.5 Title to Stock...................................................... 5
     2.6 Authorization, Etc.................................................. 5
     2.7 Options and Rights.................................................. 5
     2.8 No Violation........................................................ 5
     2.9 Financial Statements................................................ 6
     2.10 Employees.......................................................... 7
     2.11 Absence of Certain Changes......................................... 7
     2.12 Contracts.......................................................... 8
     2.13 True and Complete Copies........................................... 9
     2.14 Title and Related Matters.......................................... 9
     2.15 Litigation.........................................................10
     2.16 Tax Matters........................................................10
     2.17 Compliance with Law and Applicable Government Regulations..........11
     2.18 Pension and Other Benefit Plans....................................12
     2.19 Intellectual Property..............................................13
     2.20 Customer Warranties................................................14
     2.21 Environmental Matters..............................................14
     2.22 Capital Expenditures and Investments...............................15
     2.23 Dealings with Affiliates...........................................15
     2.24 Insurance..........................................................15
     2.25 Accounts Receivable; Inventories...................................15
     2.26 Brokerage..........................................................16
     2.27 Customers..........................................................16
     2.28 Permits............................................................16
     2.29 Improper and Other Payments........................................16

     2.30 Disclosure....................................................... 16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
     PURCHASER............................................................. 17

     3.1 Corporate Organization, Etc....................................... 17
     3.2 Authorization, Etc................................................ 17
     3.3 No Violation...................................................... 17
     3.4 Investment Intent................................................. 18
     3.5 Financial Statements.............................................. 18
     3.6 Financing and Liquidity........................................... 18
     3.7 Litigation........................................................ 18

ARTICLE IV COVENANTS AND AGREEMENTS OF THE PARTIES......................... 18

     4.1 Operation of Business............................................. 18
     4.2 Agreement to Defend............................................... 19
     4.3 No Termination of Seller's Obligations by Subsequent Incapacity,
          Dissolution, Etc................................................. 19
     4.4 Deliveries After Closing.......................................... 19
     4.5 Public Announcements.............................................. 19
     4.6 Section 338(h)(10) Election....................................... 19
     4.7 Financial Information............................................. 20
     4.8 Bonuses for FY 1997............................................... 20
     4.9 Tax Return for Period Prior to Closing............................ 21

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER................... 21

     5.1 Representations and Warranties; Performance....................... 21
     5.2 Consents and Approvals............................................ 21
     5.3 Opinion of the Corporation's Counsel.............................. 21
     5.4 No Proceeding or Litigation....................................... 21
     5.5 Secretary's Certificate........................................... 22
     5.6 Certificates of Good Standing..................................... 22
     5.7 Resignations...................................................... 22
     5.8 Creditor Consents................................................. 22
     5.9 Employment Agreements............................................. 22
     5.10 Shareholders' Notes.............................................. 22
     5.11 Shareholders' Agreement.......................................... 22
     5.12 CoreStates Credit Facility....................................... 22
     5.13 Restrictive Covenant Agreements.................................. 22
     5.14 Debt Forgiveness Arrangement..................................... 23

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE SELLERS................... 23

     6.1 Representations and Warranties; Performance...................... 23
     6.2 Consents and Approvals........................................... 23
     6.3 No Proceeding or Litigation...................................... 23

ARTICLE VII CLOSING....................................................... 24

ARTICLE VIII SURVIVAL OF TERMS; INDEMNIFICATION........................... 24

     8.1 Survival......................................................... 24
     8.2 Indemnification by Sellers....................................... 24
     8.3 Indemnification by the Purchaser................................. 26
     8.4 Third-Party Claims............................................... 26
     8.5 Setoff........................................................... 27

ARTICLE IX MISCELLANEOUS PROVISIONS....................................... 28

     9.1 Amendment and Modification....................................... 28
     9.2 Waiver of Compliance; Consents................................... 28
     9.3 Certain Definitions.............................................. 28
     9.4 Notices.......................................................... 35
     9.5 Assignment....................................................... 36
     9.6 Governing Law.................................................... 36
     9.7 Counterparts..................................................... 36
     9.8 Headings......................................................... 36
     9.9 Entire Agreement................................................. 36
     9.10 Consent to Jurisdiction; Service of Process..................... 37
     9.11 Waiver of Jury Trial............................................ 37
     9.12 Injunctive Relief............................................... 37
     9.13 Delays or Omissions............................................. 37
     9.14 Severability.................................................... 38
     9.15 Expenses........................................................ 38
     9.16 Certain Taxes................................................... 38
     9.17 Binding Effect; No Third Party Beneficiaries.................... 38
     9.18 Construction.................................................... 38
     9.19 Sellers' Representative......................................... 39

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedules                                                                   Responsibility
---------                                                                   --------------
                                                                      ("Sellers" or "Purchaser")
Schedule 1.1        Sellers; Stock Certificates                                   S
Schedule 2.1        Foreign Qualifications of Corporation                         S
Schedule 2.3        Stock Record Books, Stockholders - Capital Stock              S
Schedule 2.4        Minute Books, Officers and Directors                          S
Schedule 2.8        Violations, Notices and Consents                              S
Schedule 2.9(a)     Balance Sheet                                                 S
Schedule 2.9(b)     Statement of Operations
Schedule 2.9(c)     Indebtedness                                                  S
Schedule 2.10(a)    Employee Matters                                              S
Schedule 2.10(b)    Employee Liabilities
Schedule 2.11       Changes since Financial Statement Date                        S
Schedule 2.12(a)    Contracts                                                     S
Schedule 2.12(b)    Contracts Requiring Consents                                  S
Schedule 2.12(b)    Performance of Obligations                                    S
Schedule 2.14(a)    Title Matters                                                 S
Schedule 2.14(b)    Leases                                                        S
Schedule 2.15       Litigation                                                    S
Schedule 2.18       ERISA Matters                                                 S
Schedule 2.19(a)    Material Proprietary Rights                                   S
Schedule 2.19(b)    Proprietary Rights Owned by Others                            S
Schedule 2.19(c)    Software Applications                                         S
Schedule 2.20       Warranties                                                    S
Schedule 2.21       Environmental Matters                                         S
Schedule 2.22       Capital Expenditures                                          S
Schedule 2.23       Affiliated Transactions                                       S
Schedule 2.24       Insurance and Claims                                          S
Schedule 2.27(a)    Customers Providing Notice                                    S
Schedule 2.27(b)    Significant Customers and Suppliers                           S
Schedule 2.28       Permits                                                       S
Schedule 2.29       Improper and Other Payments                                   S
Schedule 3.1        Foreign Qualifications of Purchaser                           P
Schedule 3.3        Violations and Consents                                       P
Schedule 3.5(a)     Financial Statements                                          P
Schedule 3.5(b)     GAAP Exceptions                                               P
Schedule 3.7        Litigation                                                    P
Schedule 4.8        Bonus Plans for 1997                                          S
Schedule 5.8        Creditors Giving Consents                                     S

Exhibits
--------
Exhibit 1.2(e)    Form of Shareholder Note                            P
Exhibit 2.1       Charter and Bylaws of Corporation                   S
Exhibit 2.9(a)    Financial Statements                                S
Exhibit 2.9(b)    Interim Financial Statements                        S
Exhibit 3.1       Purchaser's Charter and Bylaws                      P
Exhibit 5.1       Form of Officer's Certificate - Corporation         P
Exhibit 5.3       Form of Opinion of Shareholders' Counsel            P
Exhibit 5.5       Form of Secretary's Certificate                     P
Exhibit 5.9       Form of Employment Agreement                        P
Exhibit 5.13      Restricted Stock Agreement                          P

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. AnswerThink will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of the 12th day of
                                     ---------
November, 1997 by and among AnswerThink Consulting Group, a Florida corporation (the "Purchaser"), Delphi Partners, inc., a New Jersey corporation (the
      ---------
"Corporation"), and the persons listed on Schedule 1.1 hereto (each a "Seller"
 -----------                              ------------                 ------
and collectively, the "Sellers"), relating to the acquisition of one hundred
                       -------
percent (100%) of the capital stock of the Corporation. Terms used in this Agreement and not otherwise defined have the meanings set forth in Section 9.3
                                                                   -----------
hereof.

                             W I T N E S S E T H:
                             - - - - - - - - - --

     WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the outstanding shares of capital stock of the Corporation (collectively, the "Shares");
                                                     ------

     NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, the Sellers, jointly and severally, together with the Purchaser, intending legally to be bound, hereby agree as follows:

                                   ARTICLE I

                               PURCHASE OF STOCK

     1.1  Purchase and Sale.  Subject to the terms and conditions of this
          -----------------
Agreement, each of the Sellers hereby sells, and the Purchaser hereby purchases from each of the Sellers, all of the Shares owned by such Seller. The number of Shares which are the subject of this Agreement and the stock certificates evidencing the Shares are set forth on Schedule 1.1 hereto. The liability of
                                       ------------
the Sellers hereunder is several and not joint, and no Seller shall have any liability to the Purchaser by reason of the failure of any other Seller to perform his or her obligations under this Agreement.

     1.2  Purchase Price.  In consideration for the conveyance of the Shares
          --------------
and in reliance on the representations and warranties, covenants and agreements of the Sellers contained herein and the documents contemplated hereby, the Purchaser shall pay to the Sellers the aggregate purchase price (the "Purchase
                                                                      --------
Price") of up to Nine Million Nine Hundred and Six Thousand Dollars
-----
($9,906,000), subject to the conditions and payable as set forth below:

          (a) The Purchase Price shall be payable by delivery to the Sellers' Representative (i) at Closing, Seven Million Five Hundred Thousand Dollars ($7,500,000), which amount shall be reduced by Ninety-Four Thousand Dollars ($94,000) to reflect excess distributions made by the Corporation to the Sellers during 1997, in cashier's check or by wire transfer, at the option of the Sellers, and (ii) on the date set forth in Section 1.2 (c) below, subject
                                           -----------
to the requirements set forth in Sections 1.2(b) and (c) below, the sums of One
                                 ---------------
Million Dollars ($1,000,000) (the "Tier 1 Amount") and One Million Five Hundred
                                   -------------
Thousand Dollars ($1,500,000) (the "Tier 2 Amount") (such sums referred to
                                    -------------
together hereinafter as the "Earnouts").
                             --------

          (b)  The Earnouts shall be adjusted as follows:

               (i) In the event that Pre Tax Profits for the fiscal year of the Corporation ending December 31, 1998 ("PTP98"), shall be not greater
                                                -----
     than Two Million Dollars ($2,000,000), then no payment shall be made of either the Tier 1 Amount or the Tier 2 Amount.

               (ii) In the event that PTP98 shall be greater than Two Million Dollars ($2,000,000) and not greater than Three Million Forty-six Thousand Dollars ($3,046,000), then the Tier 1 Amount shall be the product of (A)
     0.956 and (B) the amount by which PTP98 exceeds Two Million Dollars ($2,000,000), and no payment shall be made of the Tier 2 Amount.

               (iii) In the event that PTP98 shall be greater than Three Million Forty-six Thousand Dollars ($3,046,000) and not greater than Five Million Dollars ($5,000,000), then the Sellers shall be entitled to receive the Tier 1 Amount and the Tier 2 Amount shall be the product of (A) 0.768 and (B) the amount by which PTP98 exceeds Three Million Forty-six Thousand Dollars.

               (iv) In the event that PTP98 shall be equal to or greater than Five Million Dollars ($5,000,000), then the Sellers shall be entitled to receive the Tier 1 Amount and the Tier 2 Amount.

               (v) The Earnouts shall be paid with simple interest, which shall accrue at the rate of eight percent (8%) per annum from the Closing Date to the date on which the Earnouts and such interest are paid.

          (c) On or before March 31, 1999, the Purchaser shall deliver to the Sellers' Representative the Purchaser's calculation of the Earnouts, accompanied by an income statement for the fiscal year ending December 31, 1998, supporting such calculation (together, the "Report"). In the event that the Sellers'
                                 ------
Representative shall give written notice to the Purchaser within thirty (30) days after receiving such Report that the Sellers' Representative objects to the Purchaser's determination of the Earnouts, the Purchaser and the Sellers' Representative shall engage (and each, the Purchaser and the Sellers, shall pay one-half (1/2) of the expense of such engagement) a "Big Six" accounting firm that is mutually acceptable to the Purchaser and the Sellers' Representative to determine PTP98 and the Earnouts. Prior to engaging such accounting firm, the Purchaser and the Sellers' Representative shall endeavor through negotiations during a period not to exceed thirty (30) days to resolve the disputes over the calculation of the Earnout. In the absence of fraud, the determination of such "Big Six" accounting firm shall be final and binding on all parties. All books and records of the Corporation shall be kept, and the Report shall be prepared, except as otherwise specifically provided herein, in accordance with GAAP, applied consistently with the accounting principles that were applied in preparation of the Financial Statements, for periods both prior to and after the Closing. Subject to the setoff provision set forth in Section 8.5 hereof, all payments of the Earnouts (including the interest accrued thereupon) shall be made not later than 15 days after the final determination of the Earnouts; provided, however, that the undisputed portion of the Earnouts shall be paid to the Sellers' Representative prior to such final determination.

          (d) The Purchase Price shall be divided among the Sellers, as indicated on Schedule 1.1. All amounts constituting the Purchase Price shall be
             ------------
paid to the Sellers' Representative provided for in Section 9.19 hereof for
                                                    ------------
distribution by the Sellers' Representative among the various Sellers, as reflected on Schedule 1.1. All payments by the Purchaser to the Sellers'
             ------------
Representative pursuant to this Agreement shall be deemed payment to all of the Sellers and shall discharge fully the obligation of the Purchaser to all of the Sellers with respect to such amount paid.

          (e) At the Closing, the Purchaser shall cause the Corporation to issue to each of Robin M. Potter ("Potter") and Beth E. Stanley ("Stanley") a
                                                                  -------
Promissory Note, in the principal amount of $150,000 (collectively the "Shareholder Notes"), in exchange for the Corporation's Promissory Note held by
------------------
such person in like principal amount prior to the Closing. The Shareholder Notes shall be in the form of Exhibit 1.2(e) hereto, shall bear interest at a
                              --------------
rate of 6% per annum, shall be payable on March 31, 1999, provided the holder of the Shareholder Note shall not have resigned her employment (excluding resignation due to death or disability) or been terminated for Cause (as defined in Exhibit 5.9 hereto) prior to March 31, 1999.
   -----------

     1.3  Release of the Corporation.
          --------------------------

          (a)  Effective upon the Closing (except (x) as provided in paragraph
(b) below, (y) for the payment of accrued but unpaid employee salaries or unreimbursed reasonable business expenses in the ordinary course of business, or
(z) as set forth on Schedule 2.10(b)), each Seller hereby irrevocably waives,
                    -----------------
releases and discharges forever the Corporation from any and all (i) liabilities of the Corporation to such Seller with respect to any agreements, borrowings, commitments or otherwise, in effect prior to the Closing Date and (ii) Contracts entered into prior to the date hereof with such Seller, whether in his or her capacity as a Seller hereunder, a shareholder, director, officer or employee of the Corporation or otherwise, including in respect of rights of contribution or indemnification, in each case whether arising hereunder or under any other Contract or otherwise at law or equity, provided, however, that no Seller releases any rights to indemnification by the Corporation for actions or omissions taken by such Seller while employed by the Corporation to the extent that the amount of such indemnification liability can be recovered by the Corporation under its insurance policies, and each Seller hereby covenants and agrees that he or she will not seek to recover any amounts in connection therewith or thereunder from the Corporation.

          (b) Subject to Section 8.5 hereof, nothing in this Section 1.3 releases the Corporation from its obligations to repay the Shareholder Notes.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

                     OF THE CORPORATION AND THE SELLERS

     The Corporation represents and warrants, and each Seller, severally and not jointly, represents and warrants to the Purchaser as of the date hereof that:

     2.1  Corporate Organization, Etc. The Corporation is a corporation
          ---------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. The Corporation is duly qualified or licensed to do business and is in corporate good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties or ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed, except where the failure so to be qualified or in good standing would not have a Material Adverse Effect. Such jurisdictions are set forth on Schedule 2.1
                                                              ------------
hereto. True, complete and correct copies of the Corporation's charter and bylaws as presently in effect are attached hereto as Exhibit 2.1.
                                                     -----------

     2.2  Subsidiaries.  The Corporation has no Subsidiaries.
          ------------

     2.3  Stock Record Books.  The stock record books of the Corporation which
          ------------------
have been delivered to the Purchaser for inspection prior to the date hereof are complete and correct in all material respects. The authorized, issued and outstanding capital stock of the Corporation is as set forth on Schedule 2.3
                                                                ------------
hereto. There are no shares of capital stock of the Corporation held in the treasury of the Corporation and no shares of capital stock of the Corporation are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Sellers own 100% of the issued and outstanding capital stock of the Corporation.

     2.4  Corporate Minute Books.  The corporate minute books of the Corporation
          ----------------------
which have been made available to the Purchaser for inspection are complete and correct in all material respects and contain all of the proceedings of the shareholders and directors of the Corporation. A true and complete list of the incumbent directors and officers of the Corporation is set forth in Schedule 2.4
                                                                    ------------
hereto.

     2.5  Title to Stock.  All of the outstanding shares of the capital stock of
          --------------
the Corporation shown as being owned by a Seller on Schedule 1.1 are owned by
                                                    ------------
that Seller free of all Liens and Contracts, other than the Shareholders' Agreement among the Sellers dated June 28, 1997, which Shareholders' Agreement will be terminated prior to the Closing (the "Shareholders' Agreement"). There
                                              -----------------------
is no outstanding Contract with the Corporation or any other Person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Corporation, or securities or obligations of any kind convertible into any shares of the capital stock of the Corporation. All of the outstanding shares of the capital stock of the Corporation are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws. The Corporation has not redeemed any securities in violation of any Contract or Regulation. Upon payment of the Purchase Price to such Seller at the Closing, such Seller will convey good and marketable title to the Shares owned by such Seller, free and clear of all Liens, Contracts or other limitations whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by such Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares owned by such Seller to the Purchaser.

     2.6  Authorization, Etc. Such Seller is the sole owner of and has full
          -------------------
right, power and authority to sell the Shares (including the right to vote such Shares) set forth opposite such Seller's name on Schedule 1.1 hereto, except as
                                                 ------------
otherwise provided in the Shareholders' Agreement, which will be terminated prior to the time of Closing. This Agreement is a valid and binding agreement, enforceable against such Seller in accordance with its terms.

     2.7  Options and Rights.  At the Closing Date there shall be no outstanding
          ------------------
Options with respect to the Corporation's outstanding capital stock. There are no existing Contracts or Options between such Seller on the one hand, and any other Person, on the other hand, regarding the Shares owned by such Seller, other than the Shareholders' Agreement, which will be terminated prior to the time of Closing.

     2.8  No Violation. Except as set forth in Schedule 2.8 hereto, the
          ------------                         ------------
execution, delivery and performance by the Corporation and the Sellers of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation and such Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Corporation's capital stock or assets pursuant to,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the charter or bylaws of the Corporation or any applicable Regulation, any Order or any Contract to which the Corporation, such Seller or their respective properties or the Shares owned by such Seller are subject. Each of such Seller and the Corporation has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     2.9   Financial Statements.
           --------------------

           (a) Attached as Exhibit 2.9(a) hereto are the year-end Balance Sheets
                           --------------
and Statements of Income and Retained Earnings and Cash Flow of the Corporation at the end of and for each of the years 1996 and 1995. Except as disclosed on
Schedule 2.9(a), such Balance Sheets and the notes thereto fairly present in all
---------------
material respects the financial position of the Corporation as at the respective dates thereof, and such Statements of Income and Retained Earnings and Cash Flow and the notes thereto fairly present the results of operations for the periods therein referred to, all in accordance with GAAP in all material respects (except as stated therein or in the notes thereto). The Balance Sheet as at December 31, 1996, and Statements of Income and Retained Earnings and Cash Flow for the year then ended and the notes thereto are herein collectively referred to as the "Financial Statements" and December 31, 1996 is herein referred to as
           --------------------
the "Financial Statement Date." The Financial Statements have been audited by
     ------------------------
Ross, Anglim, Angelini, Valla & Krawitz, LLP, the independent certified public accountants for the Corporation.

           (b) Attached as Exhibit 2.9(b) are a Statement of Income and Retained
                           --------------
Earnings and Statement of Cash Flows for the eight months ended August 22, 1997 and a Balance Sheet as at such date (the "Interim Financial Statements").
                                          ----------------------------
Except as disclosed on Schedule 2.9(b), the Interim Financial Statements (i)
                       ---------------
fairly present in all material respects the financial condition of the Corporation as at such date and the results of operations and cash flows for the period covered thereby and (ii) have been prepared in accordance with GAAP consistently applied, except that the Interim Statements do not contain footnotes and except for normal year-end adjustments, none of which individually or in the aggregate would have a Material Adverse Effect on the Balance Sheet of the Corporation as at August 22, 1997 or the Statement of Income and Retained Earnings for the Corporation for the eight-month period ended August 22, 1997.

           (c) Except as set forth on Schedule 2.9(c) hereto, the Corporation
                                      ---------------
does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth in the Financial Statements or Interim Financial Statements (including any notes thereto), or
(ii) liabilities and obligations which have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort and none of which would have a Material Adverse Effect), (iii) indebtedness of the Corporation to CoreStates Bank, N.A. incurred under the Corporation's Master Leasing Agreement with CoreStates dated June 25, 1997 (the "CoreStates Leasing Agreement"); or (iv)
                                     ----------------------------
indebtedness to be exchanged for the Shareholder Notes.

     2.10  Employees.  Schedule 2.10(a) hereto sets forth a list of all
           ---------   ----------------
officers, directors and key employees of the Corporation, together with a description of the rate and basis for their total compensation. The Corporation is in compliance with all applicable Regulations or Orders affecting employment and employment practices of the Corporation, including terms and conditions of employment and wages and hours, except where the failure so to comply would not have a Material Adverse Effect. The Corporation has no collective bargaining agreements and, since January 1, 1995, there have been no strikes, work stoppages nor any demands for collective bargaining by any union or labor organization. There is no dispute or controversy with any union or other organization of the Corporation's employees and no arbitration proceedings pending or, to the best knowledge of the Corporation and the Sellers, threatened involving a dispute or controversy affecting the Corporation. Other than as disclosed on Schedule 2.10(b), at the Closing the Corporation will not have any
             ----------------
liability to any of its employees, officers or directors other than for the payment of accrued but unpaid employee salaries or unreimbursed reasonable business expenses to such Persons in the ordinary course of business, other than payments under the Shareholder Notes. No employee that has executed and delivered a Restrictive Covenant Agreement has notified the Corporation or Potter or Stanley of his or her intention to terminate his or her employment as a result of the transactions contemplated by this Agreement.

     2.11  Absence of Certain Changes. Except as set forth on Schedule 2.11
           --------------------------                         -------------
hereto, since the Financial Statement Date, there has not been (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Corporation's property and business; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Corporation's capital stock, or any redemption or other acquisition of such stock by the Corporation, except as referred to in the last sentence of this Section 2.11; (d) any increase in the compensation payable to or to become payable by the Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of the Corporation, other than in the ordinary course of business and consistent with past practices; (e) any entry into any material Contract not in the ordinary course of business; (f) any borrowing other than the CoreStates Leasing Agreement or borrowings evidenced by the Corporation's Promissory Notes described in Section 1.2(e); or (g) any change by the Corporation in accounting methods or principles. Since December 31, 1996, there have been no distributions to the Corporation's shareholders other than (i) 1996 bonuses reflected on the Financial Statements and ordinary employment compensation; (ii) a cash distribution to Potter and Stanley in June 1997 of $330,000 ($300,000 of which was immediately loaned to the Corporation), and
(iii) cash distributions to the Sellers of not more than $317,000 made throughout the year 1997 for income taxes on the Corporation's 1997 income earned through the Closing Date.

     2.12  Contracts.
           ---------

           (a) Except as set forth on Schedule 2.12(a) hereto, and except for
                                      ----------------
the Shareholders' Agreement and the CoreStates Leasing Agreement, the Corporation is not a party to any written or oral:

               (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 2.12(a) hereto),
                                                       ----------------
     or any Contract with any labor union;

               (ii) Contract relating to loans to officers, directors, or Affiliates;

               (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of the Corporation;

               (iv)   Guarantee of any obligation;

               (v) Contract under which the Corporation has advanced or loaned any Person amounts in the aggregate exceeding $10,000;

               (vi) Contract under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $20,000;

               (vii) Contract pursuant to which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

               (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves annual consideration in excess of $10,000;

               (ix) assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Proprietary Rights);

               (x) Contract under which it has granted any Person any registration rights (including piggyback rights) with respect to any securities;

               (xi) Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

               (xii) Contracts with independent agents, brokers, dealers or distributors;

               (xiii) employment, bonus, consulting, sales, commissions, advertising or marketing Contracts;

               (xiv) Contracts with Persons with which, directly or indirectly, any Seller also has a Contract; or

               (xv) any other Contract which is material to its operations and business prospects or involves a consideration in excess of $10,000 annually, excluding any purchase orders in the ordinary course of business.

           (b)  Except as set forth on Schedule 2.12(b) hereto, as of the
                                       ----------------
Closing Date, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement.

           (c)  Except as disclosed on Schedule 2.12(c), (i) the Corporation has
                                       ----------------
performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any Contract to which the Corporation is subject and where any such breach or default would have a Material Adverse Effect (including without limitation all performance bonds, warranty obligations or otherwise); (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Corporation is subject and where any such breach or default would have a Material Adverse Effect (including without limitation all performance bonds, warranty obligations or otherwise); and (iii) the Corporation does not have any present expectation or intention of not fully performing all such obligations; the Corporation and the Sellers do not have any knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

     2.13  True and Complete Copies.  The Corporation has delivered to the
           ------------------------
Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

     2.14  Title and Related Matters.
           -------------------------

           (a)  The Corporation owns no real property.  Except as set forth on
Schedule 2.14(a) hereto, and except for liens on the Corporation's assets
----------------
securing the CoreStates Leasing Agreement, which are also listed on Schedule
                                                                    --------
2.14(a), the Corporation has good and marketable title to all personal property
-------
and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens, except Permitted Liens. All properties used in the Corporation's business operations as of the Financial Statement Date are reflected in the Financial Statements in accordance with and to the extent required by GAAP.

           (b)  Schedule 2.14(b) hereto sets forth a complete and accurate list
                ----------------
of all such leased assets which have annual rental payments in excess of $10,000 (including the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby).

                (i) All of the Corporation's leases are in full force and effect, and valid and enforceable in accordance with their respective terms. The Corporation has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Corporation under any lease.

                (ii) All rent and other amounts due and payable with respect to the Corporation's leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Corporation's leases which are due and payable on or prior to the Closing Date will have been paid prior to the Closing Date.

                (iii) The Corporation has received no written notice that the landlord with respect to any real property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

           (c) There has not been since the Financial Statement Date any sale, lease, or any other disposition or distribution by the Corporation of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser. After the Closing, the Purchaser will own, or have the unrestricted right to use all properties and assets that are currently used in connection with the Corporation's business, except as otherwise provided herein or except for any consents of third parties to the assignment of their contracts, the receipt of which is waived by the Purchaser prior to Closing, and such properties and assets represent all of the properties and assets that are necessary to the operation of the Corporation's business as currently conducted.

     2.15  Litigation. Except as set forth on Schedule 2.15 hereto, there is no
           ----------                         -------------
Claim pending or, to the best knowledge of the Corporation and the Sellers, threatened against the Corporation.

     2.16  Tax Matters.
           -----------

           (a) The Corporation has duly and timely filed its Tax Returns with the appropriate Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

           (b) The Corporation has duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it and the Corporation has established reserves that are reflected on the Financial Statements or the Interim Financial Statements that are adequate for the payment by the Corporation of all Taxes that are not yet due and payable (and that will not be due and payable by the Closing Date) and that relate to periods ending on or prior to the Closing Date.

           (c) The Corporation has not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which the Corporation is or may be liable; (ii) to file any elections, designations or similar things relating to Taxes for which the Corporation is or may be liable;
(iii) the Corporation is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Authority may assess or collect Taxes for which the Corporation is or may be liable.

           (d) There are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the Corporation or any Seller, threatened, against the

Corporation in respect of any Taxes and there are no matters under discussion, audit or appeal with any Authority relating to Taxes.

           (e) The Corporation has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including, without limitation, any of its employees, officers and directors and any non-resident person, the amount of all Taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Authority.

           (f) The Corporation filed an election to be taxed under Subchapter S of the Code effective for the Corporation's first tax year ending December 31, 1993 and under analogous provisions of the income tax law of the State of New Jersey that was effective beginning January 1, 1994. The foregoing elections were made in compliance with the Code and state law and the Corporation has been an S corporation within the meaning of Code Section 1361(a)(i) for federal income tax purposes (and under analogous provisions of state law) for the entire period since such date. The Corporation is not and will not be subject to any tax under Code Section 1374 after giving effect to the transactions contemplated hereby.

     2.17  Compliance with Law and Applicable Government Regulations. The
           ---------------------------------------------------------
Corporation is presently in compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, fire, zoning, building and occupational safety, except where the failure to be in such compliance would not have a Material Adverse Effect. There are no Claims pending, or threatened, nor has the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water). This warranty excludes environmental matters which are covered by Section 2.21.

     2.18  Pension and Other Benefit Plans.
           -------------------------------

           (a)  Except as disclosed on Schedule 2.18, the Corporation does not
                                       -------------
currently have, has not since the date of its incorporation had, and is under no obligation to provide at any time in the future any Pension/Benefit Plans for any of its officers, directors or employees, and does not have any obligations or liabilities (either absolute or contingent) in respect of any such Pension/Benefit Plans.

           (b)  Schedule 2.18 sets forth a complete list of all Pension/Benefit
                -------------
Plans.

           (c) Current and complete copies of all written Pension/Benefit Plans or, where oral, written summaries of the material terms thereof, have been provided or made available to the Purchaser together with current and complete copies of all documents relating to the Pension/Benefit Plans, including, without limitation, as applicable, (i) all documents establishing, creating or amending any Pension/Benefit Plan; (ii) all trust agreements, funding agreements, insurance contracts and investment management agreements; (iii) all financial statements and accounting statements and reports, and investment reports for each of the last three years and the three most recent actuarial reports; (iv) all reports, returns, filings and material correspondence with any regulatory authority in the last three years; and (v) all booklets, summaries or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Pension/Benefit Plan.

           (d) All obligations under the Pension/Benefit Plans (whether pursuant to the terms thereof or applicable Regulations) have been satisfied, and there are no outstanding defaults or violations thereunder by the Corporation nor does the Corporation have any knowledge of any default or violation by any other party to any Pension/Benefit Plan.

           (e) All contributions or premiums required to be paid to or in respect of each Pension/Benefit Plan have been paid in a timely fashion in accordance with the terms thereof and all applicable Regulations, and no Taxes, penalties or fees or owing or eligible under any Pension/Benefit Plan.

           (f) No material changes have occurred in respect of any Pension/Benefit Plan since the date of the most recent financial, accounting or actuarial report, as applicable, issued in connection with any Pension/Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

           (g) All employee data necessary to administer each Pension/Benefit Plan is in the possession of the Corporation and is complete, correct and in a form which is sufficient for the proper administration of the Pension/Benefit Plans, and none of the Pension/Benefit Plans (other than coverage mandated by applicable law or death benefits or retirement benefits under any pension plan), provide benefits to retired employees.

           (h) None of the Pension/Benefit Plans require or permit a retroactive increase in premiums or payments, and the level of insurance reserves, if any, under any insured Pension/Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

           (i) None of the Pension/Benefit Plans has any unfunded liabilities that are not reflected in the Financial Statements or the books and records of the Corporation.

           (j)  Neither the Corporation nor any ERISA Affiliate has violated
Section 4980B of the Code or Section 601 through 608 of ERISA.

     2.19  Intellectual Property.
           ---------------------

           (a) Schedule 2.19(a) hereto sets forth a complete and accurate list of all of the Corporation's Proprietary Rights, excluding software, owned or used by the Corporation. The Corporation has made available to the Purchaser correct and complete copies of all written documentation evidencing ownership of, and any Claims relating to, each such Proprietary Rights.

           (b) To the knowledge of the Corporation and the Sellers, (i) no other Person has any rights to any of the Proprietary Rights owned by the Corporation except pursuant to agreements or licenses specified in Schedule
                                                                   --------
2.19(b) hereto, (ii) no other Person is infringing, violating or
-------
misappropriating any such Proprietary Right that the Corporation owns or uses, and (iii) no Proprietary Right is subject to any Outstanding Order or Claim.

           (c)  Internal Software Applications.
                ------------------------------

                (i)   Owned Software.  The current software owned by the
                      --------------
     Corporation is described on Schedule 2.19(c) hereto (the "Owned Software").
                                 ----------------              --------------
     To the best knowledge of the Corporation and the Sellers, no part of any such Owned Software is an imitation or copy of, or infringes upon, any common law or statutory rights of any other Person, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The Corporation has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Owned Software, except in the ordinary course of its business.

                (ii)  Licensed Software.  The Corporation uses software owned by
                      -----------------
     third parties in its business (the "Licensed Software"), including software
                                         -----------------
     owned by People Soft, Lotus and MicroSoft and as otherwise disclosed on
     Schedule 2.19(c).  The Corporation and the Sellers make no representation
     ----------------
     and warranty regarding such third party software other than that the Corporation's computer hardware has legitimately licensed software installed therein.

                (iii) No Errors; Nonconformity.  To the knowledge of the
                      ------------------------
     Corporation and the Sellers, the Owned Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof and the applications can be recreated from their associated source code.

                (iv)  No Alterations.  The Corporation has not knowingly altered
                      --------------
     the data or any Owned Software or Licensed Software or supporting software which may, in turn, damage the integrity of the data stored in electronic, optical or magnetic form.

                (v)   Documentation.  The Corporation has made available to the
                      -------------
     Purchaser all documentation relating to the use, maintenance and operation of the Owned Software and Licensed Software, all of which, to the knowledge of the Corporation and the Sellers, is true and accurate.

     2.20  Customer Warranties.  Except as disclosed on Schedule 2.20, there
           -------------------                          -------------
are no pending, nor to the best knowledge of the Corporation and the Sellers, threatened, any Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Corporation which are not disclosed or referred to in the Financial Statements or the Interim Financial Statements and which are not fully reserved against.

     2.21  Environmental Matters.  Except as disclosed in Schedule 2.21 hereto:
           ---------------------                          -------------
(a) neither the Corporation's business nor the operation thereof violates in any material respect or causes any material liability under any applicable Environmental Law in effect as of the date hereof or has resulted in a condition or Occurrence at the Corporation's property which, with notice or the passage of time or both, would constitute or has resulted in a violation of or cause any material liability under any Environmental Law in effect at the date hereof; (b) the Corporation is in possession of all Environmental Permits required under any applicable Environmental Law in effect at the date hereof for the conduct or operation of the Corporation's business (or any part thereof), and the Corporation is in compliance in all material respects with all of the requirements and limitations included in such Environmental Permits; (c) the Corporation has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property except for inventories of chemicals which are used or to be used in the ordinary course of the Corporation's business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) the Corporation has not received any notice from any Authority or any private Person that the Corporation's business or its operation at any of its properties is in violation of or subject to any material liability under any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of the Corporation's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; and (e) the Corporation is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability in excess of $50,000, either individually or in the aggregate, with respect to Environmental Laws or under any common law theories relating to its operations at or the condition of any property (including underlying groundwater) owned, leased, or operated by the Corporation.

     2.22  Capital Expenditures and Investments.  The Corporation has
           ------------------------------------
outstanding Contracts for capital expenditures and investments as set forth in
Schedule 2.22 hereto which includes a schedule of all monies committed to be
-------------
expended on account of capital expenditures as of the Closing Date.

     2.23  Dealings with Affiliates.  Schedule 2.23 hereto sets forth a complete
           ------------------------   -------------
and accurate list, including the parties, of all oral or written Contracts to which the Corporation is, will be or has been a party, at any time from December 31, 1996 to the Closing Date, and to which any one or more Affiliates or Sellers is also a party. Since December 31, 1996, the Corporation has not made any payments to, loaned any funds or property to or made any arrangement to extend credit to any Seller, Affiliate or employee of the Corporation except for the payment of employee salaries and benefits and director compensation in the ordinary course of business, except for the distributions to Robin Potter, Beth Stanley and the Sellers described in Section 2.11, and except for the Corporation's investment banking arrangements with Berwind Financial Group as described in Section 2.6.

     2.24  Insurance.  Schedule 2.24 hereto lists each of the Corporation's
           ---------   -------------
Policies. Copies of all such Policies have been provided to the Purchaser prior to the Closing Date. All of the Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy. The Corporation has not breached or otherwise failed to perform in any material respects its obligations under any of the Policies nor has the Corporation received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies. All Policies are sufficient for compliance with (i) all Contracts to which the Corporation is subject, and (ii) all Regulations to which the Corporation is subject and that are material to the operation of the business of the Corporation. All Policies are to the Corporation's and the Sellers' knowledge valid, outstanding, collectible and enforceable policies. Except as set forth in Schedule 2.24, all of the Policies remain in full force and effect
             -------------
through 30 days after the Closing Date. The Corporation has never been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation has applied for any Policy or with which it has carried a Policy.

     2.25  Accounts Receivable; Inventories.  Not less than ninety-five percent
           --------------------------------
(95%) of the accounts receivable of the Corporation reflected on the books of the Corporation, including the accounts receivable relating to Maimonides Medical Center and listed on Exhibit 2.9(b) hereto, on the Closing Date are good and collectible. All such accounts receivable are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, setoffs or counterclaims.

     2.26  Brokerage.  Except for the investment banking fees due Berwind
           ---------
Financial Group which are payable solely by the Sellers, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation.

     2.27  Customers.  To the knowledge of Potter and Stanley, no unfilled
           ---------
client order or commitment obligating the Corporation to perform services will result in a loss to the Corporation upon completion of performance. Except as disclosed on Schedule 2.27(a), no client of the Corporation that accounted for
             ----------------
more than 5% of its revenues during the one month period prior to the date of this Agreement has advised the Corporation in writing that it will cease, or decrease the rate of, contracting for services from the Corporation. Schedule
                                                                      --------
2.27 sets forth a list of each client that accounted for more than 5% of the
----
consolidated revenues of the Corporation during the last full fiscal year and the amount of revenues accounted for by such client during each such period.
The consummation of the transactions contemplated hereby will not have a material adverse effect on the Corporation's relationship with any client listed on Schedule 2.27, other than any material adverse effect on the Corporation's
   -------------
relationship with any client listed on Schedule 2.27 occurring as a result of
                                       -------------
the Company being unable to transact business with such customer as a result of that certain non-competition agreement between certain of Purchaser's executive officers and KPMG Peat Marwick.

     2.28  Permits.  The Permits listed on Schedule 2.28 are the only Permits
           -------                         -------------
that are required for the Corporation to conduct its business as presently conducted, except for those the absence of which would not have any Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Corporation and the Sellers, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

     2.29  Improper and Other Payments.  Except as set forth on Schedule 2.29
           ---------------------------                          -------------
hereto, (a) neither the Corporation, any director, officer, employee thereof, nor, to the Corporation's and the Sellers' knowledge, any agent or representative of the Corporation nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate, (c) no improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of the Corporation are believed by the Corporation's management to be adequate to detect any of the foregoing under current circumstances.

     2.30  Disclosure.  No representation or warranty by the Corporation or the
           ----------
Sellers contained in this Agreement and no schedule, exhibit, written statement, certificate, or document furnished by or on behalf of the Sellers to the Purchaser in connection with this Agreement or any transaction contemplated hereby, including but not limited to the Financial Statements, contains, as of the date on which made or reaffirmed, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading, or necessary in order to provide a prospective purchaser of the Shares with full information as to the Corporation and its affairs.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers as follows as of the date hereof:

     3.1   Corporate Organization, Etc.  The Purchaser is a corporation duly
           ----------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business and is in corporate and tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution of, and performance of the transactions contemplated by, this Agreement, require it to be so qualified or licensed. Such jurisdictions are set forth in Schedule 3.1 hereto. True, complete and correct
                               ------------
copies of the Purchaser's charter and bylaws as presently in effect are attached hereto as Exhibit 3.1.
          ------------

     3.2   Authorization, Etc. The Purchaser has full corporate power and
           ------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby, and no other corporate proceedings on their part are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     3.3   No Violation.  Except as set forth in Schedule 3.3 hereto, the
           ------------                          ------------
execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or Authority pursuant to, the charter or bylaws of the Purchaser or, to the best knowledge of the Purchaser, any applicable Regulation, Order or any Contract to which the Purchaser, or its properties are subject. The Purchaser will comply in all material respects with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.4   Investment Intent.  The Purchaser represents and warrants to the
           -----------------
Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer or other disposition of the Shares in violation of any applicable securities law.

     3.5   Financial Statements.  The unaudited balance sheet and statement of
           --------------------
income of the Purchaser at and for the period ended September 30, 1997, attached hereto as Schedule 3.5(a), fairly presents in all material respects the
          ---------------
financial position of the Purchaser at the date thereof and the statement of income fairly presents the results of operations for the eight-month period referenced therein, all in accordance with GAAP, except as disclosed on Schedule
                                                                        --------
3.5(b).
------

     3.6   Financing and Liquidity.  The Purchaser is a party to a credit
           -----------------------
facility with the Bank of Boston pursuant to which the Purchaser may initially borrow an aggregate principal amount of up to $10 million, such credit facility is in full force and effect, and there are no defaults under such credit facility which would have a material adverse effect on the Purchaser taken as a whole.

     3.7   Litigation.  Except as set forth on Schedule 3.7 hereto, there is no
           ----------                          ------------
Claim pending or, to the best knowledge of the Purchaser, threatened against the Purchaser.

                                  ARTICLE IV

                    COVENANTS AND AGREEMENTS OF THE PARTIES

     The parties covenant and agree as follows:

     4.1   Operation of Business.  Through December 31, 1998:
           ---------------------

           (a) the Purchaser shall (i) operate the Corporation as a wholly-owned subsidiary, or, (ii) in its sole discretion, liquidate the Corporation and operate the business currently operated by the Corporation as a separate division of the Purchaser;

           (b) the Purchaser shall conduct or cause the Corporation to conduct, as the case may be, the business currently operated by the Corporation diligently and in good faith;

           (c) except as otherwise provided in Section 4.1(d) of this Agreement, all business of the Purchaser (including all of its divisions and other operations) relating to People Soft software shall be conducted by and through the Corporation, including any businesses acquired by acquisition;

           (d) the Purchaser shall not acquire any other business that includes as a substantial component thereof the servicing of People Soft software installations without obtaining the prior written approval of Potter, which approval may be conditioned, in the sole discretion of Potter, upon agreement between the Purchaser and the Sellers (acting through Potter as their representative) concerning appropriate changes and adjustments to the method of computing the Earnouts, as set forth in Section 1.2(b) of this Agreement, to
                                        --------------
reflect the changed circumstances arising as a result of such acquisition;

     4.2   Agreement to Defend.  In the event any action, suit, proceeding or
           -------------------
investigation of the nature specified in Section 5.4 or Section 6.3 hereof is
                                         -----------    -----------
commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto at their own cost and expense unless entitled to indemnification as provided in this Agreement.

     4.3   No Termination of Sellers' Obligations by Subsequent Incapacity,
           ----------------------------------------------------------------
Dissolution, Etc. Each Seller specifically agrees that the obligations of such
-----------------
Seller hereunder, including, without limitation, obligations pursuant to Article
                                                                         -------
VIII shall not be terminated by the operation of law or by the death or
----
incapacity of any individual Seller.

     4.4   Deliveries After Closing.  From time to time after the Closing, at
           ------------------------
the Purchaser's request and without expense to the Corporation or any Subsidiary and without further consideration from the Purchaser, the Corporation or any Subsidiary, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the

Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

     4.5   Public Announcements. Neither the Sellers, the Corporation nor the
           --------------------
Purchaser nor any Affiliate, representative or shareholder of either of such persons, shall disclose any of the terms of this Agreement to any third party without the other party's prior written consent. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both the Sellers and the Purchaser, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

     4.6   Section 338(h)(10) Election.
           ---------------------------

           (a) Each of the Sellers and the Purchaser shall make (i) an election under Code Section 338(h)(10), (ii) if required to achieve a basis step-up, an election under Code Section 338(g) and (iii) an election under any corresponding provisions of state, local or foreign law (collectively the "Section 338(h)(10)
                                                             ------------------
Election") with respect to the purchase and sale of the common stock of the
--------
Corporation. The Purchaser has prepared and shall be responsible for timely filing the forms used to make the Section 338(h)(10) Election, and which forms have been provided to the Sellers previously. At the time of filing of the Purchaser's Section 338(h)(10) Election, each Seller shall sign all federal and state forms used to make the Section 338(h)(10) Election that require their signatures.

           (b) Each Seller hereby represents and warrants that she has provided to the Purchaser all information (including Tax elections made by or on behalf of the Corporation) that the Purchaser has requested in connection with its filing of the Section 338(h)(10) Election and that such information provided to the Purchaser is true and complete in all respects.

           (c) The Purchase Price shall be allocated, apportioned and adjusted among the assets, as shall be determined by Purchaser, in the manner specified in accordance with Section 1060 of the Code. Each of the parties hereto agrees to prepare and file all tax returns (including Form 8594) in a manner consistent with such allocation and to report this transaction for Federal and state income tax purposes in accordance with such allocation of the Purchase Price and shall use their reasonable efforts to sustain such allocation in any subsequent tax audit or dispute.

     4.7   Financial Information.  The Sellers understand and acknowledge that
           ---------------------
the Purchaser or one of its Affiliates (including the Corporation) may file a registration statement (the "Registration Statement") with the Securities and
                             ----------------------
Exchange Commission, which Registration Statement might be required to include financial statements of the Corporation prepared in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended (the "S-X
                                                                   ---
Financials"). Accordingly, the Sellers shall furnish to the Purchaser any
----------
information or documents within their possession or control or available to them, requested by the Purchaser and reasonably necessary or desirable for the completion of the S-X Financials, and, subject to the next following sentence, the Sellers agree to execute following the Closing any management representation letters that are necessary to permit the Purchaser's or one of its Affiliate's (including the Corporation's) independent accountants to issue unqualified reports with respect to the S-X Financials to be included in the Registration Statement and any amendments thereto. Nothing herein shall require any Seller to make any statement in such management representation letter that such Seller does not believe to be accurate or truthful, and all representations to be made by a Seller in such letter shall be limited to and based upon the actual knowledge of the Seller making the representation.

     4.8   Bonuses for FY 1997.  The Purchaser agrees to cause the Corporation
           -------------------
to effect payment pursuant to the Corporation's bonus plans set forth on
Schedule 4.8 hereto at such times and in such manner as previously paid by the
------------
Corporation to its employees; provided that in no event shall the annual bonuses to be paid to Potter and Stanley for the Corporation's fiscal year ending December 31, 1997 exceed $100,000 per individual.

     4.9   Tax Return for Period Prior to Closing.  The Sellers shall cause to
           --------------------------------------
be prepared a Federal income tax return of the Corporation on Form 1120-S for the short taxable year commencing on January 1, 1997, and ending on the Closing Date. The Sellers shall be responsible for the payment of all taxes in respect of the items described in Section 1366(a) of the Code that are reflected on such return.


                                   ARTICLE V

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser under this Agreement to purchase the Shares, pay the Purchase Price and employ and pay compensation to any employees of the Corporation shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

     5.1   Representations and Warranties; Performance.  The representations
           -------------------------------------------
and warranties of the Corporation and the Sellers set forth in Article II and
                                                               ----------
elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Corporation or the Sellers, to the Purchaser, shall be true and correct, except as expressly provided herein. The Corporation and the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

     5.2   Consents and Approvals.  The Purchaser and the Corporation shall
          ----------------------
have obtained any and all consents, approvals, Orders, qualifications, licenses, Permits or other authorizations required by all applicable Regulations, Orders and Contracts of the Corporation or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Corporation in the same manner after the Closing Date as before the Closing Date.

     5.3   Opinion of the Corporation's Counsel. The Purchaser shall have
           ------------------------------------
received an opinion of the Sellers' and the Corporation's counsel, dated the Closing Date, in the form of Exhibit 5.3 hereto.
                             -----------

     5.4   No Proceeding or Litigation.  No preliminary or permanent injunction
           ---------------------------
or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

     5.5   Secretary's Certificate.  The Purchaser shall have received a
           -----------------------
certificate, by the secretary of the Corporation, as to the charter and bylaws of the Corporation, the resolutions adopted by the directors of the Corporation in connection with this Agreement, the incumbency of certain officers of the Corporation and the jurisdictions in which the Corporation is qualified to conduct business in the form of Exhibit 5.5 hereto.
                                -----------

     5.6   Certificates of Good Standing.  At the Closing, the Corporation shall
           -----------------------------
have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to the conduct of business, of the Corporation as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the state of New Jersey and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in the schedules hereto.

     5.7   Resignations.  The Sellers shall have caused the directors of the
           ------------
Corporation to have resigned from the Board of Directors.

     5.8   Creditor Consents. The creditors set forth on Schedule 5.8 hereto
           -----------------                             ------------
shall have agreed in writing with the Corporation as to the amounts owed in order for such creditors to have been paid in full and to release all Liens in favor of such creditors. The creditors set forth on Schedule 5.8 shall provide
                                                     ------------
at Closing such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by the Purchaser and its lenders.

     5.9   Employment Agreements.  The Purchaser shall have caused the
           ---------------------
Corporation to enter into employment agreements with the Sellers in the form attached hereto as Exhibit 5.9.
                   -----------

     5.10  Shareholders' Notes.  Upon delivery of the Shareholders' Notes, the
           -------------------
Purchaser shall have received evidence that the prior notes held by such holders shall have been surrendered and cancelled.

     5.11  Shareholders' Agreement.  The Purchaser shall have received evidence
           -----------------------
that the Shareholders' Agreement shall have been terminated and that the parties thereto have no further rights or obligations thereunder.

     5.12  CoreStates Leasing Agreement.  Purchaser shall have received evidence
           ----------------------------
that the total drawdowns under the CoreStates Leasing Agreement (including principal and interest) does not exceed $220,000.00.

     5.13  Restricted Stock Agreements.  At least 80% of the employees listed on
           ---------------------------
Schedule 2.10(a) (excluding the Sellers), shall have entered into Restricted
   ----------------
Stock Agreements in the form attached hereto as Exhibit 5.13.
                                                ------------

     5.14  Debt Forgiveness Arrangement.  The Sellers shall have executed and
           ----------------------------
delivered to one another the Sellers' Representative Agreement of even date herewith pursuant to which 50% of the principal balance of the promissory notes of each Seller (other than Robin Potter and Beth Stanley) held by Robin Potter and Beth Stanley will be forgiven if such Seller does not resign his or her employment with the Corporation, or is not terminated by the Corporation for cause, through March 31, 1999.

                                  ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

     The obligation of the Sellers under this Agreement to sell the Shares shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Corporation, and the
Sellers:

     6.1   Representations and Warranties; Performance.  The representations and
           -------------------------------------------
warranties of the Purchaser set forth in Article III and elsewhere in this
                                         -----------
Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Purchaser to the Sellers, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

     6.2   Consents and Approvals.  The Purchaser, the Sellers, the Corporation
           ----------------------
and each Subsidiary shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations required by all applicable Regulations, Orders or Contracts of the Corporation and each Subsidiary or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Corporation and each Subsidiary in the same manner after the Closing Date as before the Closing Date.

     6.3   No Proceeding or Litigation.  No preliminary or permanent injunction
           ---------------------------
or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                                    CLOSING

     The closing of the transactions contemplated by this Agreement (the "Closing") shall be held concurrently with the execution and delivery of this
 -------
Agreement in the offices of Greenberg Traurig in Miami, Florida, or at such other place as mutually agreed to by the parties hereto.

                                 ARTICLE VIII

                      SURVIVAL OF TERMS; INDEMNIFICATION

     8.1  Survival.  All of the representations, warranties and covenants
          --------
contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this
Article VIII, which shall survive as provided below) set forth in this Agreement
------------
shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties, and the agreements of the Sellers and the Purchaser to indemnify each other set forth in this Article VIII, shall survive and continue for, and all claims with
              ------------
respect thereto shall be made prior to the end of, two (2) years following the Closing Date, except for (i) the representations and warranties set forth in
Section 2.5 hereof and the agreements of the Sellers and the Purchaser to
-----------
indemnify each other set forth in this Article VIII with respect to such
                                       ------------
representations and warranties, which shall survive and continue without limitation, and claims with respect thereto may be made at any time without limitation, (ii) the representations and warranties set forth in Section 2.16
                                                                 ------------
and the agreements of the Sellers and the Purchaser to indemnify each other set forth in this Article VIII with respect to such representations and warranties,
              ------------
which shall survive until, and all claims with respect thereto shall be made within, sixty days after the expiration of the applicable statute of limitations, and (iii) representations, warranties and indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such claim until the final disposition thereof.

     8.2  Indemnification by Sellers.
          --------------------------

          (a)  Subject to Sections 8.2(b) and (c) of this Agreement, each Seller
                          ---------------     ---
agrees to and shall, severally and not jointly, indemnify the Purchaser and its subsidiaries and the Corporation and their respective officers, directors, employees, shareholders, representatives and agents (collectively, the "Purchaser Parties") and hold each of them harmless at
                           -----------------
all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) (any or all of the foregoing referred to hereinafter as "Adverse Consequences") resulting from, or in respect
                            --------------------
of, any of the following:

               (i) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Corporation or such Seller under this Agreement, any document relating hereto or thereto or contained in any schedule or exhibit to this Agreement.

               (ii) Any failure of such Seller to have good, valid and marketable title to the issued and outstanding Shares held by such Seller, free and clear of all Liens.

               (iii) Any Claim by a stockholder or former stockholder of the Corporation or any other Person seeking to assert: (A) ownership or rights to ownership of any shares of capital stock of the Corporation or any Subsidiary; (B) any rights of a stockholder including any Option, preemptive rights or rights to receive notice or to vote; (C) any rights under the Corporation's charter, bylaws or other constituent documents; or
     (D) any Claim that his shares of capital stock were not repurchased by the Corporation.

               (iv) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

               (v) Any Claim arising out of that certain contract between the Corporation and Maimonides Medical Center as identified on Schedule
                                                                --------
     2.12(a).
     -------

               (vi) Any Claim in excess of $1,000 arising from the failure of the Corporation to have made correct and timely filings with the appropriate governmental agencies concerning the qualification to conduct business in any particular state or country.

          (b)  The Sellers shall not be required to indemnify the Purchaser for
(i) the first Fifty Thousand Dollars ($50,000) in the aggregate of all Claims for indemnification made by the Purchaser to the Sellers under this Section 8.2
                                                                    -----------
(except for Claims arising from breaches of the representations and warranties set forth in Section 2.9(c) and the last sentence of Section 2.11, which Claims
             --------------                          ------------
shall be subject to indemnification from the first dollar), or (ii) the portion that exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate of any and all Claims for indemnification made by the Purchaser to the Sellers under this Section 8.2.
                   -----------

          (c) The liability of each Seller to indemnify the Purchaser pursuant to this Section 8.2 shall be limited to the amount that is equal to the product
        -----------
of (i) the percentage of the aggregate number of Shares that such Seller is selling to the Purchaser under this Agreement, as set forth on Schedule 1.1 attached hereto, and (ii) the aggregate liability of
             ------------
all Sellers to indemnify the Purchaser pursuant to this Section 8.2.
                                                        -----------

     8.3  Indemnification by the Purchaser.
          --------------------------------

          (a) Subject to Section 8.3(b) of this Agreement, the Purchaser agrees to, and shall, indemnify the Sellers and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

               (i) Any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule or exhibit to this Agreement.

               (ii) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

          (b)  The Purchaser shall not be required to indemnify the Sellers for
(i) the first Fifty Thousand Dollars ($50,000) in the aggregate of all Claims for indemnification made by the Sellers to the Purchaser under this Section 8.3 (except this $50,000 limitation shall not apply to Claims arising with respect to failure to make payments under the Shareholder Notes or with respect to the Earnouts, unless such failure to pay is pursuant to Section 8.5 hereof), or (ii) the portion that exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate of any and all Claims for indemnification made by the Sellers to the Purchaser under this Section 8.3.

     8.4  Third-Party Claims.
          ------------------

          (a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of
                                 ----------
any (i) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this
                            ----------
Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings.

          (b) The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article VIII, would not
                                                        ------------
be fully indemnified hereunder or (iii) could potentially result in the payment by the Indemnitee of an amount in excess of $[100,000]. The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such audit, assessment or other proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses incurred by such Indemnitee in connection with such obligation or liability subject to this Article VIII. The Indemnitor shall not be required to reimburse
                ------------
the Indemnitee for any legal fees and expenses incurred by the Indemnitee unless the Indemnitor fails to assume the defense of the Claim; provided, that, the Indemnitee shall be entitled to reimbursement for legal fees and expenses if such action is of a type described in clauses (i), (ii) or (iii) of the second sentence of this Section 8.4(b). No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as above provided, the Indemnitee shall have the full right to defend against any such Claim, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this paragraph, the Indemnitee shall not enter into any settlement for which an indemnification claim will be made hereunder without the approval of the Indemnitor, which will not be unreasonably withheld.

          (c) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor or Indemnitee shall have the right to settle any Claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

          (d) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim or (ii) the Indemnitor shall not have employed counsel in the defense of such action or claim.

     8.5  Setoff.  Notwithstanding anything set forth in this Agreement to the
          ------
contrary, and subject to Section 8.2(c), any Adverse Consequences that any Purchaser Party suffers, sustains or becomes subject to and with respect to which such Purchaser Party is entitled to indemnification from the Sellers pursuant to this Article VIII may, at the option of the Purchaser, be satisfied
                 ------------
by setting off all or any portion of such Adverse Consequences against any amounts that such Purchaser Party owes to any Seller or any of Sellers' Affiliates at such time, including, but not limited to the Earnout and the Shareholder Notes, provided, however, that no such set-off by Purchaser against amounts owed to a particular Seller shall exceed that Seller's proportionate share of the indemnification liability as computed under Section 8.2(c). In the event that Purchaser believes that it is entitled to indemnification against any amounts that such Purchaser owes to any Seller, excluding such amounts owed to any Seller pursuant to any employment agreement entered into between such Seller and the Purchaser, and such Seller disputes such Purchaser's right to effect such set-off, the Purchaser shall deposit the set-off amount that is being disputed in an escrow account established with a bank or other third party institution reasonably acceptable to such Seller, which funds shall be held by such escrow agent until the dispute is resolved by agreement of the arbitration tribunal resolving the dispute. The parties to this agreement agree to cooperate with one another in establishing and selecting an escrow agent to act in such capacity. In the event of a deposit with an Escrow Agent pursuant to the provisions of this Section 8.5, the Purchaser on the one hand, and the Sellers on the other hand, shall equally pay the aggregate reasonable legal and accounting fees, costs, and expenses incurred in presenting, arguing and resolving such dispute.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     9.1  Amendment and Modification.  Subject to applicable law, this
          --------------------------
Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

     9.2  Waiver of Compliance; Consents.  Any failure of any party hereto
          ------------------------------
to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     9.3  Certain Definitions.
          -------------------

          "ADVERSE CONSEQUENCES" has the meaning set forth in Section 8.2.
           --------------------                               -----------

          "AFFILIATE" means, with regard to any Person, (a) any Person, directly
           ---------
or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

          "AGREEMENT" has the meaning set forth in the preamble.
           ---------

          "AUTHORITY" means any governmental, regulatory or administrative body,
           ---------
agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national or local.

          "CLAIM" means any action, claim, lawsuit, demand, suit, inquiry,
           -----
hearing, investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

          "CODE" means the Internal Revenue Code of 1986, as amended.
           ----

          "CLOSING" has the meaning set forth in Article VII.
           -------                               -----------

          "CLOSING DATE" means the date of this Agreement or any other date on
           ------------
which the Closing shall occur.

          "CONTRACT" means any legally binding agreement, contract, commitment,
           --------
instrument or other legally binding arrangement or understanding, whether written or oral.

          "CORESTATES LEASING AGREEMENT" has the meaning set forth in Section
           ----------------------------                               -------
2.9(c).
------

          "CORPORATION" has the meaning set forth in the preamble.  Not
           -----------
withstanding the foregoing, (i) when used in Article II, Article V and Article
                                             ----------  ---------     -------
VIII, "Corporation" means the Corporation and its Subsidiaries taken as a whole,
----   -----------
and (ii) "Corporation" also means any division of the Purchaser that succeeds to
          -----------
the business of the Corporation upon its liquidation pursuant to Section 4.1 of
                                                                 -----------
this Agreement.

          "EARNOUTS" has the meaning set forth in Section 1.2(a).
           --------                               --------------

          "ENVIRONMENTAL LAW" means any statute, code, ordinance, law or
           -----------------
regulation relating to pollutants, contaminants or hazardous or toxic wastes, substances or materials which govern or control the impact they may have on public health or the environment.

          "ENVIRONMENTAL PERMIT" means Permits, certificates, approvals,
           --------------------
licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

          "ERISA AFFILIATE" means any trade or business, whether or not
           ---------------
incorporated, that together with the Corporation would be deemed a "single employer" within the meaning of Section 4001(b)(i) of the Employee Retirement Income Security Act of 1974, as amended.

          "EXPENSES" mean, with respect to the fiscal year ending December 31,
           --------
1998, (i) all expenses incurred by the Corporation, including, without limitation, all expenses for services of the kinds described in clause (z) below that are incurred directly by the Corporation and not by the Purchaser, (ii) all costs of service expenses (including consultant salaries, benefits, out-of-pocket and client reimbursement expenses) incurred in connection with performance of services related to People Soft software by any other division or operation of the Purchaser to the extent that Revenues were credited to the Corporation pursuant to clause (ii) of the definition of Revenues set forth herein, and (iii) time incurred, on a per-hour usage basis, by any employee of the Purchaser (or any unit or division thereof other than the Corporation) utilized by the Corporation on projects as to which the revenues from such project are not paid to the Purchaser (or any unit or division thereof other than the Corporation) but are paid to the Corporation, at a rate equal to the rate paid by the client of the Corporation for such employee time; provided, however, that Expenses do not include (v) the restricted stock awards payable to Sellers and any senior executive pursuant either to this Agreement or the individual employment agreements between the Corporation and such Seller or senior executive, (w) any amortization, or depreciation that otherwise would be incurred as a result of any write-up of the assets of the Corporation in the course of or following upon the transaction contemplated by this Agreement, (x) any interest charges (other than interest charges on the Shareholders' Notes, which shall be included in Expenses), (y) any other charges that arise out of or relate to the transaction contemplated by this Agreement and (z) any overhead expense incurred by the Purchaser to provide recruiting, information network, accounting, e-mail, legal, human resource and other corporate administrative services to the Corporation or for allocation of general overhead of the Purchaser to the Corporation. For the fiscal year ending December 31, 1998, Potter and Stanley shall have the option to accept a lower bonus payment than such person would otherwise have been entitled to receive pursuant to the terms of such person's employment agreement with the Corporation.

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 2.9.
           --------------------                               -----------

          "FINANCIAL STATEMENTS DATE" has the meaning set forth in Section 2.9.
           -------------------------                               -----------

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied, as in existence at the date hereof.

          "GUARANTEE" means any guarantee or other contingent liability (other
           ---------
than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

          "INDEBTEDNESS" with respect to any Person means any obligation of such
           ------------
Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) capitalized lease obligations, and (d) all Guarantees of such Person.

          "INDEMNITEE" has the meaning set forth in Section 8.4.
           ----------                               -----------

          "INDEMNITOR" has the meaning set forth in Section 8.4.
           ----------                               -----------

          "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section
           ----------------------------                               -------
2.9(b).
------

          "LICENSED SOFTWARE" has the meaning set forth in Section 2.19(c).
           -----------------                               ---------------

          "LIEN" means any security interest, lien, mortgage, pledge,
           ----
hypothecation, encumbrance, Claim, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

          "MATERIAL ADVERSE CHANGE" means any developments or changes that would
           -----------------------
have a Material Adverse Effect.

          "MATERIAL ADVERSE EFFECT" means any circumstances, state of facts or
           -----------------------
matters that would reasonably be expected to have a material adverse effect in respect of the Corporation's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

          "OCCURRENCE" means any accident, happening or event which occurs or
           ----------
has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of the Corporation that results or is alleged to have resulted in injury or death to any person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

          "OPTION" means any subscription, option, warrant, right, security,
           ------
Contract, commitment, understanding, outstanding or stock appreciation, phantom stock option, profit participation or arrangement by which (i) with respect the Corporation, the Corporation is bound to issue any additional shares of its capital stock or rights pursuant to which any Person has a right to purchase shares of the Corporation's capital stock or (ii) with respect to any Seller, such Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of the Corporation's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of the Corporation's capital stock from such Seller.

          "ORDER" means any decree, order, judgment, injunction, rule, lien,
           -----
voting right, consent of or by an Authority.

          "OWNED SOFTWARE" has the meaning set forth in Section 2.19(c).
           --------------                               ---------------

          "PENSION/BENEFIT PLANS" means all plans, arrangements, agreements,
           ---------------------
programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, to which the Corporation is a party or by which the Corporation is bound or under which the Corporation has any liability or contingent liability (including without limitation any such plans, arrangements, agreements, programs, policies or practices of any ERISA Affiliate of the Corporation for which the Corporation has or may have any liability or contingent liability), relating to:

               (i) retirement savings or pensions, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement saving plan, or supplemental pension or retirement plan; or

               (ii) any bonus, profit sharing, deferred compensation, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay or other benefit plan with respect to any of its employees or former employees, individuals working on contract with it or other individuals providing services to it of a kind normally provided by employees, and all statutory plans with which the Corporation is required to comply, including, without limitation, workers' compensation and unemployment insurance legislation;

          "PERMITS" means all permits, licenses, registrations, certificates,
           -------
orders or approvals from any Authority or other Person (including without limitation those relating to the occupancy or use of owned or leased real property) issued to or held by the Corporation.

          "PERMITTED LIENS" means (i) statutory Liens not yet delinquent, (ii)
           ---------------
such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, taken as a whole, (iii) Liens reflected in the Financial Statements, the Interim Financial Statements or the notes thereto, (iv) the rights of customers of the Corporation with respect to inventory or work in progress under orders or contracts entered into by the Corporation in the ordinary course of business,
(v) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or that are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, and (vi) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business.

          "PERSON" means any corporation, partnership, joint venture,
           ------
organization, entity, Authority or natural person.

          "POLICIES" means all Contracts that insure (i) the Corporation's or
           --------
any of its Subsidiaries properties, plant and equipment for loss or damage, and
(ii) the Corporation or any of its Subsidiaries or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

          "PRE TAX PROFIT" means the Revenues less the Expenses, determined in
           --------------
accordance with GAAP, applied consistently with the accounting principles that were applied in preparation of the Financial Statements, except as otherwise specifically provided herein.

          "PROPRIETARY RIGHTS" means all (i) patents, patent applications,
           ------------------
patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) computer software, data and documentation, (v) trade secrets and confidential business information, including any methods, processes, programs and templates (including all "deliverables" as such term is used in the Corporation's industry), whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) other proprietary rights relating to any of the foregoing and (vii) copies and tangible embodiments thereof.

          "PTP98" has the meaning set forth in Section 1.2(b)(i).
           -----                               -----------------

          "PURCHASE PRICE" has the meaning set forth in Section 1.2.
           --------------                               -----------

          "PURCHASER" has the meaning set forth in the preamble.
           ---------

          "PURCHASER PARTIES" has the meaning set forth in Section 8.2.
           -----------------                               -----------

          "REGISTRATION STATEMENT" has the meaning set forth in Section 4.7.
           ----------------------                               -----------

          "REGULATION" means any rule, law, code, statute, regulation,
           ----------
ordinance, requirement, announcement or other binding action of or by an Authority.

          "REPORT" has the meaning set forth in Section 1.2 (c).
           ------                               -----------

          "REVENUES" mean, with respect to the fiscal year ending December 31,
           --------
1998, (i) all revenues earned by the Corporation, (ii) all revenues earned for performance of services related to People Soft software by any other division or operation of the Purchaser, except as otherwise agreed pursuant to Section
                                                                   -------
4.1(d) of this Agreement, and (iii) time incurred, on a per-hour usage basis, by
------
any employee of the Corporation utilized by the Purchaser on projects as to which the revenues from such project are not paid to the Corporation but are paid to the Purchaser, at a rate equal to the rate paid by the client of the Purchaser for such employee time.

          "SECTION 338(H)(10) ELECTION" has the meaning set forth in Section
           ---------------------------                               -------
4.6(a).
------

          "SELLER" and "SELLERS" have the meanings set forth in the preamble.
           ------       -------

          "SELLERS' REPRESENTATIVE" has the meaning set forth in Section 9.19.
           -----------------------                               ------------

          "SHAREHOLDER NOTES" shall have the meaning set forth in Section
           -----------------                                      -------
1.2(e).

          "SHAREHOLDERS AGREEMENT" shall have the meaning set forth in Section
           ----------------------                                      -------
2.5.
---

          "SHARES" has the meaning set forth in the recitation section of this
           ------
Agreement.

          "SUBSIDIARY" any Person in which the Corporation has (i) an ownership
           ----------
interest, (ii) advanced funds or provided financial accommodations to which, in each case, is secured by an ownership interest in or has an Option to acquire an ownership interest in such Person.

          "S-X FINANCIALS" has the meaning set forth in Section 4.7.
           --------------                               -----------

          "TAX RETURNS" includes, without limitation, all returns, reports,
           -----------
declarations, elections, notices, filings, information returns and statements filed in respect of Taxes.

          "TAXES" includes, without limitation, all taxes, duties, fees,
           -----
premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including, without limitation, those levied on, or measured by, or referred to as income, gross receipts, profits, capital transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance and health insurance.

          "TIER 1 AMOUNT" has the meaning set forth in Section 1.2(a).
           -------------                               --------------

          "TIER 2 AMOUNT" has the meaning set forth in Section 1.2(a).
           -------------                               --------------

     9.4  Notices.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by Federal Express or United Parcel Service:

          (a)  If to the Corporation or the Sellers, to:

                        Delphi Partners, Inc.
                        One Greentree Center, Suite 201
                        Marlton, NJ  08053
                        Telephone:  (609) 988-5480
                        Fax:        (609) 988-5564

               With Copies to Seller's Representative:

                        Robin M. Potter
                        563 Warwick Road
                        Haddonfield, New Jersey  08033
                        Telephone:  (609) 429-6630
                        Fax:        (609) 429-5564

                        Robert H. Strouse, Esquire
                        Drinker Biddle & Reath LLP
                        1000 Westlakes Drive, Ste. 300
                        Berwyn, PA  19312
                        Telephone:  (610) 993-2213
                        Fax:        (610) 993-8585

or to such other person or address as the Corporation shall furnish by notice to the Purchaser in writing.

     (b)  If to the Purchaser, to:

                        AnswerThink Consulting Group, Inc.
                        Suite 440
                        1401 Brickell Avenue
                        Miami, Florida 33131
                        Attn.: Ted A. Fernandez, President
                        Telephone: 305-375-8005
                        Telefax: 305-379-8810

                 with a copy to:

                        Paul Berkowitz, Esq.
                        Greenberg Traurig Hoffman Lipoff
                        Rosen & Quentel, P.A.
                        1221 Brickell Avenue
                        Miami, Florida  33131
                        Telephone: 305-579-0685
                        Telefax: 305-579-0717

or to such other person or address as the Purchaser shall furnish by notice to the Corporation in writing.

     9.5  Assignment.  This Agreement and all of the provisions hereof shall
          ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens or security interests in respect of its rights and interests hereunder without the prior approval of the Sellers or the Corporation. No such assignment shall relieve the Purchaser of its obligations hereunder to the Sellers.

     9.6  Governing Law.  The Agreement shall be governed by the laws of
          -------------
Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

     9.7  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8  Headings.  The article and section headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9  Entire Agreement.  This Agreement, including the schedules and
          ----------------
exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     9.10  Consent to Jurisdiction; Service of Process.  Each of the Sellers
           -------------------------------------------
hereby irrevocably submits to the jurisdiction of the Federal or state courts located in Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

     9.11  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY
           --------------------
IRREVOCABLY, UNCONDITIONALLY AND TO THE FULLEST EXTENT THAT IT SO MAY DO LEGALLY AND EFFECTIVELY, WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

     9.12  Injunctive Relief.  The parties hereto agree that in the event of
           -----------------
a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     9.13  Delays or Omissions.  No delay or omission to exercise any right,
           -------------------
power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     9.14  Severability.  Unless otherwise provided herein, if any provision
           ------------
of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.15  Expenses.  The Purchaser shall bear its own expenses, including
           --------
without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Sellers shall each bear their own respective expenses and their pro rata share of the Corporation's expenses, including without limitation, legal fees and expenses, brokerage commissions, investment banking fees, finders' fees and similar compensation with respect to this Agreement and the transactions contemplated hereby.

     9.16  Certain Taxes.  All transfer, documentary, sales, use, stamp,
           -------------
registration and other Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any Taxes attributable to (i) a Section 338(h)(10) Election or (ii) an election corresponding to an election under Code Section 338(g) with respect to the purchase and sale of the capital stock of the Company where the state, local or foreign Tax jurisdiction does not recognize a Section 338(h)(10) Election or does not apply the provisions of Code Section 338(h)(10) to the purchase and sale of the capital stock of the Company hereunder) shall be paid by the Sellers when due, and the Sellers, at their own expense, shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use stamp, registration and other Taxes and fees (including any penalties and interest), and, if required by applicable Regulations, the Purchaser shall join in the execution of any such Tax Returns and other documentation.

     9.17  Binding Effect; No Third Party Beneficiaries.  This Agreement is
           --------------------------------------------
for the benefit of and binding upon, and shall not confer any rights or remedies upon any Person other than, the parties hereto (and with respect to Article
                                                                    -------
VIII, the Purchaser Parties) and their respective successors and permitted
----
assigns.

     9.18  Construction.  Where specific language is used to clarify by example
           ------------
a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The parties to this Agreement intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

     9.19  Sellers' Representative.  The Sellers hereby designate Potter to
           -----------------------
be the "Sellers' Representative."  The Sellers' Representative shall act as the
        -----------------------
representative and agent of the Sellers with respect to certain matters arising under and in connection with this Agreement, including, without limitation, payment of the Purchase Price to the Sellers' Representative on behalf of the Sellers and with respect to indemnification claims made by the Purchaser against the Sellers under this Agreement. Notwithstanding the foregoing, the Seller shall not be required to rely upon any act, agreement, covenant or representation of the Sellers' Representative as being on behalf of or binding upon any or all of the Sellers in lieu of receiving a written document signed by each Seller (or counterparts of such document signed, in the aggregate, by all of the Sellers).

                                    *  *  *

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Stock Purchase Agreement as of the date first written above.

                                      ANSWERTHINK CONSULTING GROUP, INC.


                                      By:  /s/ Ted A. Fernandez
                                           -------------------------------
                                           Ted A. Fernandez, President


                                      DELPHI PARTNERS, INC.


                                      By:  /s/ Robin M. Potter
                                           --------------------------------
                                      Name:  Robin M. Potter
                                      Title: President


                                      THE SELLERS

                                      /s/ Robin M. Potter
                                      --------------------------------
                                      ROBIN M. POTTER
                                      563 Warwick Road
                                      Haddonfield, MJ 08033

                                      /s/ Beth E. Stanley
                                      --------------------------------
                                      BETH E. STANLEY
                                      2 Chipping Woods Court
                                      Medford, NJ 08055

                                      Robert T. Gursky
                                      --------------------------------
                                      ROBERT T. GURSKY
                                      12 Meadow Lane
                                      Marlboro, NJ 07746

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                                           /s/ George T. Redfern
                                           --------------------------------
                                           GEORGE T. REDFERN
                                           715 Violet Road
                                           Warminster, PA 18974

                                           /s/ Kevin J. Barnes
                                           ---------------------------------
                                           KEVIN J. BARNES
                                           2433 Diamond Street
                                           Sellersville, PA 18960

                                           /s/ Robert L. Brown
                                           ---------------------------------
                                           ROBERT L. BROWN
                                           26 Albany Road
                                           Marlton, NJ 08053

                                           /s/ Jeffrey S. Malkin
                                           ---------------------------------
                                           JEFFREY S. MALKIN
                                           801 1/2 Ocean Avenue
                                           Bradley Beach, NJ 07720

                                           /s/ Barbara J. Dockrill
                                           ---------------------------------
                                           BARBARA J. DOCKRILL
                                           141 Payne Avenue
                                           Midland Park, NJ 07432